(e)(23)

AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment to Distribution Agreement (this “Amendment”), effective as of September 20, 2023, is made by and between Matthews International Funds d/b/a Matthews Asia Funds, a Delaware statutory trust (the “Trust”), and Foreside Funds Distributors LLC, a Delaware limited liability company (“Foreside,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement, dated as of June 30, 2022, as amended from time to time, by and between the Trust and Foreside (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Foreside agreed to act as principal underwriter in connection with the creation and redemption of Creation Units of certain series of the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.      The addition of the Matthews Emerging Markets Sustainable Future Active ETF, the Matthews Pacific Tiger Active ETF, the Matthews India Active ETF, the Matthews Japan Active ETF, and the Matthews Asia Dividend Active ETF, as set forth on the attached amended Exhibit A.

2.      The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Exhibit A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

FORESIDE FUNDS DISTRIBUTORS LLC		MATTHEWS INTERNATIONAL FUNDS
d/b/a MATTHEWS ASIA FUNDS

By:	/s/ Teresa Cowan	By:	/s/ John P. McGowan
Name: Teresa Cowan		Name: John P. McGowan
Title: President		Title: Vice President and Secretary
Date: September 7, 2023		Date: September 7, 2023

Exhibit A

Funds

Matthews Emerging Markets Equity Active ETF

Matthews Asia Innovators Active ETF

Matthews China Active ETF

Matthews Emerging Markets ex China Active ETF

Matthews Korea Active ETF

Matthews Emerging Markets Sustainable Future Active ETF

Matthews Pacific Tiger Active ETF

Matthews India Active ETF

Matthews Japan Active ETF

Matthews Asia Dividend Active ETF